Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Landec Corporation Reports Third Quarter Fiscal Year 2022 Results
Lifecore segment revenues increased 27.9% in fiscal third quarter, as compared to prior year period
Reiterates fiscal 2022 full year guidance

SANTA MARIA, CA – April 5, 2022 - Landec Corporation (Nasdaq: LNDC) (“Landec” or the “Company”), a diversified health and wellness company with two operating businesses, Lifecore Biomedical, Inc. (“Lifecore”) and Curation Foods, Inc. (“Curation Foods”), reported results for the fiscal 2022 third quarter ended February 27, 2022. As previously reported, on December 13, 2021 the Company closed on the sale of its Curation Food’s fresh packaged salads and vegetables business (the “Eat Smart Disposition”), and as such, those results are now reflected as discontinued operations in all periods presented within the Company’s financial statements. Looking forward, Landec continues to focus on creating shareholder value through strengthening its balance sheet, accelerating growth at Lifecore, and seeking opportunities to optimize its remaining assets.
CEO COMMENTS:
Dr. Albert Bolles, Chief Executive Officer of Landec Corporation commented, “Lifecore continued to build its development pipeline in the fiscal third quarter, adding two additional projects, which speaks to the ongoing demand for its specialized CDMO capabilities for complex projects. As expected, Lifecore delivered a strong quarter of revenue growth in the fiscal third quarter, as it resumed a more typical ordering cadence with its customers following a normalization of channel inventory that was temporarily inflated due to lower procedure volumes during the COVID pandemic peaks. While the timing of sales impacted mix, and as a result margin in the fiscal third quarter, we remain on track with the expectations we previously set forth for the full year and anticipate a strong finish to the year in the fiscal fourth quarter with respect to revenues and gross margins.”
Dr. Bolles added, “We continue to push ahead with Project SWIFT and following the Eat Smart Disposition in December, our focus has shifted to our remaining assets. We believe that our avocado products business remains well positioned within a growing industry supported by favorable consumer trends. While this business has been impacted by the inflationary environment, we expect our fiscal fourth quarter pricing actions combined with significant operational improvements to largely mitigate the associated margin pressure and put us in a position to meet our full year segment guidance from continuing operations. Our Board remains committed to enhancing shareholder value as we seek to optimize our remaining Curation Foods assets.”
FISCAL THIRD QUARTER 2022 BUSINESS HIGHLIGHTS:
•Revenues of $53.1 million, an increase of 18.8% year-over-year
•Gross profit of $13.9 million, a decrease of 3.8% year-over-year, primarily due to the timing and revenue mix at Lifecore
•Net loss from continuing operations of $7.1 million, which includes $4.6 million of restructuring and other non-recurring charges such as legal expenses, both net of tax
•Adjusted EBITDA of $6.4 million, compared to $7.3 million in the prior year period, a decrease of 12.3% year-over-year
•Lifecore segment adjusted EBITDA of $8.6 million, compared to $8.1 million in the prior year period, an increase of 5.9% year-over-year

•Curation Foods segment adjusted EBITDA from continuing operations of $(0.9) million, compared to $1.2 million in the prior year period, driven by temporary margin headwind associated with inflation which is expected to be offset by price actions in fiscal fourth quarter

FIRST NINE MONTHS FISCAL 2022 BUSINESS HIGHLIGHTS:
•Revenues of $138.2 million, an increase of 9.1% year-over-year
•Gross profit of $39.0 million, a decrease of 8.8% year-over-year
•Net loss from continuing operations of $10.5 million, which includes $7.3 million of restructuring and other non-recurring charges such as legal expenses, both net of tax
•Adjusted EBITDA of $17.2 million, compared to $12.2 million in the prior year period, an increase of 41.1% year-over-year
•Lifecore segment adjusted EBITDA of $20.0 million, compared to $16.8 million in the prior year period, an increase of 18.8% year-over-year
•Curation Foods segment adjusted EBITDA from continuing operations of $2.2 million, compared to $1.9 million in the prior year period

FISCAL THIRD QUARTER 2022 RESULTS:
Fiscal third quarter 2022 results compared to fiscal third quarter 2021 are as follows:

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change
	February 27, 2022	February 28, 2021	Amount	%
Revenues	$53,074	$44,690	$8,384	19%
Gross profit	13,895	14,441	(546)	(4)%
Net loss	(7,106)	(1,465)	(5,641)	(385)%
Adjusted net income (loss)*	(2,486)	780	(3,266)	N/M
Diluted net loss per share	(0.24)	(0.05)	(0.19)	(380)%
Adjusted diluted net income (loss) per share*	(0.08)	0.03	(0.11)	N/M
EBITDA*	(6,207)	717	(6,924)	N/M
Adjusted EBITDA*	6,361	7,256	(895)	(12)%
* See “Non-GAAP Financial Information” at the end of this release for more information and for a reconciliation of certain financial information.

Revenues increased $8.4 million year-over-year, which was primarily a result of a 27.9% increase in Lifecore segment revenues and a 4.6% increase in Curation Foods segment revenues.
Gross profit decreased $0.5 million year-over-year. Gross margin decreased 610 basis points as compared to the prior year principally due to the timing and mix of revenue earned in the third quarter, which management expects to largely reverse in the fiscal 2022 fourth quarter.
Net loss from continuing operations increased $5.6 million to a loss of $7.1 million for fiscal third quarter, which includes $4.6 million of restructuring and non-recurring charges, net of taxes, related to consolidating and optimizing operations associated with Project SWIFT. This compares to a net loss of $1.5 million in the prior year period, which includes $2.2 million of restructuring and non-recurring charges, net of tax, related to consolidating and optimizing operations associated with Project SWIFT.
Adjusted EBITDA decreased $0.9 million, or 12.3%, year-over-year, to $6.4 million for fiscal third quarter 2022, which excludes restructuring and other non-recurring charges. This compares to adjusted EBITDA of $7.3 million in the prior year fiscal third quarter. At the segment level during fiscal third quarter 2022, Lifecore generated $8.6 million in adjusted EBITDA, which represents an increase of $0.5 million, or 5.9%, versus the prior year period, and Curation Foods generated $(0.9) million in adjusted EBITDA as compared to $1.2 million in the prior year period.
SEGMENT RESULTS:
Lifecore Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Nine Months Ended		Change
	February 27, 2022	February 28, 2021	Amount	%	February 27, 2022	February 28, 2021	Amount	%
Revenue:
CDMO	$24,799	$18,628	$6,171	33%	$63,951	$53,374	$10,577	20%
Fermentation	10,009	8,597	1,412	16%	17,756	18,874	(1,118)	(6)%
Total revenue	$34,808	$27,225	$7,583	28%	$81,707	$72,248	$9,459	13%

Lifecore is the Company’s CDMO business focused on product development and manufacturing of sterile injectable products. Lifecore continues to expand its presence in the robust CDMO marketplace by utilizing its specialized capabilities to partner with and provide value added services to biopharmaceutical and medical device companies. Lifecore continues to drive growth and profitability with a focus on building its business development pipeline, maximizing capacity and advancing product commercialization for innovative new therapies that improve patients’ lives.
In the fiscal third quarter 2022, Lifecore realized total revenues of $34.8 million, a 27.9% increase as compared to the prior year period driven by a 33.1% increase in its CDMO business and a 16.4% increase in its fermentation business. The Company believes that this increased performance is primarily due to a resumption in more typical ordering patterns after moving through the excess inventory levels caused by lower procedures being performed during COVID.
Lifecore added two projects to its development pipeline in fiscal third quarter, with 24 projects as of February 27, 2022. These projects were delineated as follows: early phase or proof of concept clinical development (6), phase 1 & 2 clinical development (9), and phase 3 clinical development and scale-up commercial validation activity (9). Lifecore currently manufacturers 26 commercial products, which remains unchanged from fiscal second quarter 2022.
Curation Foods Segment (Continuing Operations):

(Unaudited and in thousands)	Three Months Ended		Change		Nine Months Ended		Change
	February 27, 2022	February 28, 2021	Amount	%	February 27, 2022	February 28, 2021	Amount	%
Revenue:
Avocado products	$15,676	$15,378	$298	2%	$48,018	$47,107	$911	2%
Olive oil and vinegars	2,168	1,647	521	32%	7,016	5,642	1,374	24%
Technology	422	440	(18)	(4)%	1,417	1,632	(215)	(13)%
Total revenue	$18,266	$17,465	$801	5%	$56,451	$54,381	$2,070	4%

Curation Foods is the Company’s natural food business. The Company continued its focus on execution of Project SWIFT – the Company’s value creation program that aims to strengthen the Curation Foods segment by simplifying the business, improving operating cost structure, and enhancing profitability with a focus on higher margin products. On December 13, 2021 the Company closed on the Eat Smart Disposition for $73.5 million in cash, subject to certain adjustments; those results have been reclassified as discontinued operations within the Company’s financial statements.

Curation Foods realized total revenues from continuing operations of $18.3 million for the fiscal third quarter, an increase of 4.6% versus the prior year period, primarily driven by a 31.6% increase in sales velocity from O Olive and a 1.9% increase in Avocado Products.
CASH FLOW & BALANCE SHEET
Cash used in operations was $24.4 million for the nine month period ended February 27, 2022 compared to cash provided by operations of $10.6 million in the prior year period. Cash from investing activities increased $99.7 million versus the prior year period, primarily driven by proceeds from the Eat Smart disposition of $73.5 million plus sale of the Windset investment of $45.1 million. Capital expenditures were $18.5 million for the nine month period ended February 27, 2022 primarily focused on supporting Lifecore’s long-term growth initiatives. Cash used in financing activities was $76.2 million for the nine month period ended February 27, 2022 driven by repayments on the Company’s term debt.
During fiscal 2022, the Company repaid a total of $109.1 million in borrowings through the utilization of its net proceeds from the Windset investment sale and the Eat Smart Disposition, which was partially offset by additional borrowings during the year. The Company had cash and cash equivalents of $1.9 million as of February 27, 2022. Total bank debt, net of cash, at fiscal third quarter end was $117.6 million, consisting of its line of credit and long-term debt, compared to $192.7 million at fiscal 2021 year end.
FISCAL 2022 OUTLOOK:
The Company is reiterating its previously announced guidance on a pro forma consolidated basis, and at the segment level. Guidance continues to reflect the Curation Foods’ Eat Smart Disposition on December 13, 2021, and incremental inflationary and supply chain headwind within the remaining Curation Foods business. Guidance metrics are provided below with growth figures that are compared to fiscal 2021:

Revenue from continuing operations (full year fiscal 2022):
•Pro forma consolidated: range of $179 million to $185 million (+4% to +8%)
•Lifecore segment: range of $105 million to $108 million (+7% to +10%)
•Pro forma Curation Foods segment (fiscal 2022, pro forma for the completion of the Eat Smart Disposition as if it occurred on May 31, 2021): range of $74 million to $77 million (+1% to +5%)

Adjusted EBITDA from continuing operations (full year fiscal 2022):
•Pro forma consolidated: range of $20.5 million to $23 million (+10% to +24%)
•Lifecore segment: range of $26 million to $27 million (+6% to +10%)
•Pro forma Curation Foods segment (fiscal 2022, pro forma for the completion of the Eat Smart Disposition as if it occurred on May 31, 2021): range of $3 million to $4 million (flat to +33%)
•Other (Corporate Expense): range of ($8.0) million to ($8.5) million; reflects a $3.5 million reallocation of corporate expense from the Eat Smart Disposition to the Other segment
Conference Call
The live webcast can be accessed via Landec’s website on the Investor Events & Presentations page. The webcast will be available for 30 days.
Date: Tuesday, April 5, 2022
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Direct Webcast link: http://ir.Landec.com/events.cfm
To participate in the conference call via telephone, dial toll-free: (877) 407-3982 or (201) 493-6780. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization.
A replay of the call will be available through Tuesday, April 12, 2022 by calling toll-free: (844) 512-2921 or direct (412) 317-6671, and entering code 13728030.
About Landec Corporation
Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Lifecore Biomedical, Inc. and Curation Foods, Inc. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels. Curation Foods brands include Yucatan® and Cabo Fresh® avocado products and O Olive Oil & Vinegar® premium artisan products. For more information about the Company, visit Landec’s website at www.landec.com.
Non-GAAP Financial Information
This press release contains non-GAAP financial information, including with respects to EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for definitions of EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA.
The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

LANDEC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	February 27, 2022	May 30, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,854	$1,159
Accounts receivable, less allowance for credit losses	49,559	41,430
Inventories	73,700	63,076
Prepaid expenses and other current assets	6,924	5,038
Current assets, discontinued operations	—	37,618
Total Current Assets	132,037	148,321

Property and equipment, net	123,209	112,770
Operating lease right-of-use assets	8,796	7,480
Goodwill	33,916	33,916
Trademarks/tradenames, net	17,100	17,100
Customer relationships, net	7,476	8,532
Other assets	3,048	3,531
Other assets, discontinued operations	—	171,274
Total Assets	$325,582	$502,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$20,014	$16,298
Accrued compensation	9,757	7,754
Other accrued liabilities	13,735	3,955
Current portion of lease liabilities	5,045	1,465
Deferred revenue	1,614	637
Line of credit	39,900	29,000
Current liabilities, discontinued operations	—	42,779
Total Current Liabilities	90,065	101,888

Long-term debt, net	79,598	164,902
Long-term lease liabilities	10,342	9,581
Deferred taxes, net	961	6,140
Other non-current liabilities	544	2,870
Non-current liabilities, discontinued operations	—	14,759
Total Liabilities	181,510	300,140

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 29,482 and 29,333 shares issued and outstanding at February 27, 2022 and May 30, 2021, respectively	29	29
Additional paid-in capital	166,943	165,533
Retained earnings (accumulated deficit)	(22,188)	38,580
Accumulated other comprehensive loss	(712)	(1,358)
Total Stockholders’ Equity	144,072	202,784
Total Liabilities and Stockholders’ Equity	$325,582	$502,924

LANDEC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 27, 2022	February 28, 2021	February 27, 2022	February 28, 2021
Product sales	$53,074	$44,690	$138,158	$126,629
Cost of product sales	39,179	30,249	99,113	90,739
Gross profit	13,895	14,441	39,045	35,890

Operating costs and expenses:
Research and development	2,056	1,843	5,785	5,523
Selling, general and administrative	9,725	8,134	27,207	27,968
Legal settlement charge	—	—	—	1,763
Restructuring costs	5,865	2,023	8,406	2,826
Total operating costs and expenses	17,646	12,000	41,398	38,080
Operating loss	(3,751)	2,441	(2,353)	(2,190)

Interest income	20	13	66	31
Interest expense	(4,105)	(2,939)	(13,877)	(6,609)
Loss on debt refinancing	—	(1,110)	—	(1,110)
Other (expense) income, net	454	72	642	64
Net loss before tax	(7,382)	(1,523)	(15,522)	(9,814)
Income tax benefit	276	58	5,012	1,025
Net loss from continuing operations	$(7,106)	$(1,465)	$(10,510)	$(8,789)

Discontinued operations:
Loss from discontinued operations	$(5,966)	$(4,192)	$(50,680)	$(27,210)
Income tax benefit	222	159	422	6,200
Loss from discontinued operations, net of tax	(5,744)	(4,033)	(50,258)	(21,010)
Net loss	(12,850)	(5,498)	(60,768)	(29,799)

Diluted net loss per share
Loss from continuing operations	$(0.24)	$(0.05)	$(0.36)	$(0.30)
Loss from discontinued operations	(0.19)	(0.14)	(1.71)	(0.72)
Total diluted net loss per share	$(0.43)	$(0.19)	$(2.06)	$(1.02)

Shares used in diluted per share computation	29,482	29,323	29,459	29,282

LANDEC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Nine Months Ended
	February 27, 2022	February 28, 2021
Cash flows from operating activities:
Net loss	$(60,768)	$(29,799)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Impairment of goodwill	32,057	—
Depreciation, amortization of intangibles, debt costs, and right-of-use assets	14,488	14,808
Loss on disposal of property and equipment related to restructuring, net	5,185	7,881
Deferred taxes	(5,471)	(7,307)
Loss on sale of Eat Smart	4,354	—
Stock-based compensation expense	1,928	2,584
Net loss on disposal of property and equipment held and used	25	39
Provision (benefit) for expected credit losses	(14)	284
Change in investment in non-public company, fair value	—	11,800
Loss on debt refinancing	—	1,110
Other, net	(551)	(12)
Changes in current assets and current liabilities:
Accounts receivable, net	(7,525)	6,345
Inventories	(11,910)	(10,468)
Prepaid expenses and other current assets	(1,448)	350
Accounts payable	13,055	6,372
Accrued compensation	(3,849)	2,184
Other accrued liabilities	(4,195)	3,186
Deferred revenue	204	1,243
Net cash (used in) provided by operating activities	(24,435)	10,600

Cash flows from investing activities:
Proceeds from sale of Eat Smart	73,500	—
Sale of investment in non-public company	45,100	—
Purchases of property and equipment	(18,539)	(11,383)
Proceeds from sales of property and equipment	1,096	12,885
Net cash provided by investing activities	101,157	1,502

Cash flows from financing activities:
Proceeds from long-term debt	—	150,000
Payments on long-term debt	(86,376)	(114,095)
Proceeds from lines of credit	45,011	83,000
Payments on lines of credit	(34,111)	(119,400)
Taxes paid by Company for employee stock plans	(518)	(297)
Payments for debt issuance costs	(169)	(9,615)
Net cash used in financing activities	(76,163)	(10,407)

Net increase in cash, cash equivalents and restricted cash	559	1,695
Cash and cash equivalents and restricted cash, beginning of period	1,295	553
Cash and cash equivalents and restricted cash, end of period	$1,854	$2,248

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment on trade vendor credit	$1,765	$1,124

LANDEC CORPORATION
SEGMENT RESULTS
(Unaudited and in thousands)

(Unaudited and in thousands)	Three Months Ended		Change		Nine Months Ended		Change
	February 27, 2022	February 28, 2021	Amount	%	February 27, 2022	February 28, 2021	Amount	%
Revenues:
Curation Foods	$18,266	$17,465	$801	5%	$56,451	$54,381	$2,070	4%
Lifecore	34,808	27,225	7,583	28%	81,707	72,248	9,459	13%
Total revenues	$53,074	$44,690	$8,384	19%	$138,158	$126,629	$11,529	9%

Gross profit:
Curation Foods	$990	$2,880	$(1,890)	(66)%	$8,661	$8,854	$(193)	(2)%
Lifecore	12,905	11,561	1,344	12%	30,384	27,036	3,348	12%
Total gross profit	$13,895	$14,441	$(546)	(4)%	$39,045	$35,890	$3,155	9%

Net (loss) income from continuing operations:
Curation Foods	$(5,848)	$(394)	$(5,454)	(1384)%	$5,513	$(1,346)	$6,859	N/M
Lifecore	5,054	5,104	(50)	(1)%	11,317	9,708	1,609	17%
Other	(6,312)	(6,175)	(137)	(2)%	(27,340)	(17,151)	(10,189)	(59)%
Total net loss from continuing operations	$(7,106)	$(1,465)	$(5,641)	(385)%	$(10,510)	$(8,789)	$(1,721)	(20)%
Loss from discontinued operations, net of tax:
Curation Foods	$(2,703)	$(4,033)	$1,330	33%	$(47,217)	$(21,010)	$(26,207)	(125)%
Other	(3,041)	—	(3,041)	N/M	(3,041)	—	(3,041)	N/M
Net (loss) income	$(12,850)	$(5,498)	$(7,352)	(134)%	$(60,768)	$(29,799)	$(30,969)	(104)%

EBITDA:
Curation Foods	$(9,250)	$(5,075)	$(4,175)	(82)%	$(51,151)	$(21,590)	$(29,561)	(137)%
Lifecore	8,306	8,101	205	3%	19,729	16,829	2,900	17%
Other	(5,263)	(2,309)	(2,954)	(128)%	(12,488)	(11,793)	(695)	(6)%
Total EBITDA	$(6,207)	$717	$(6,924)	(966)%	$(43,910)	$(16,554)	$(27,356)	(165)%

Non-GAAP Financial Information and Reconciliations
EBITDA and adjusted EBITDA are non-GAAP financial measures. We define EBITDA as earnings before interest, income tax expense (benefit), and depreciation and amortization. We define adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges. The table below presents the reconciliation of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

(Unaudited and in thousands)	Three Months Ended		Nine Months Ended
	February 27, 2022	February 28, 2021	February 27, 2022	February 28, 2021
Net loss	$(12,850)	$(5,498)	$(60,768)	$(29,799)
Interest expense, net of interest income	4,085	4,036	13,811	7,688
Income tax benefit	(276)	(58)	(5,012)	(1,025)
Depreciation and amortization	2,834	2,237	8,059	6,582
Total EBITDA	(6,207)	717	(43,910)	(16,554)
Restructuring and other non-recurring charges (1)	6,824	2,506	10,853	7,734
Loss from discontinued operations, net of tax	5,744	4,033	50,258	21,010
Total adjusted EBITDA	$6,361	$7,256	$17,201	$12,190

(Unaudited and in thousands)	Lifecore	Curation Foods	Other	Total
Three Months Ended February 27, 2022
Net (loss) income	$5,054	$(8,551)	$(9,353)	$(12,850)
Interest expense, net of interest income	(18)	26	4,077	4,085
Income tax (benefit) expense	1,596	(1,867)	(5)	(276)
Depreciation and amortization	1,674	1,142	18	2,834
Total EBITDA	8,306	(9,250)	(5,263)	(6,207)
Restructuring and other non-recurring charges (1)	271	5,656	897	6,824
Loss from discontinued operations, net of tax	—	2,703	3,041	5,744
Total adjusted EBITDA	$8,577	$(891)	$(1,325)	$6,361

Nine Months Ended February 27, 2022
Net (loss) income	$11,317	$(41,704)	$(30,381)	$(60,768)
Interest expense, net of interest income	(56)	301	13,566	13,811
Income tax (benefit) expense	3,574	(12,843)	4,257	(5,012)
Depreciation and amortization	4,894	3,095	70	8,059
Total EBITDA	19,729	(51,151)	(12,488)	(43,910)
Restructuring and other non-recurring charges (1)	271	6,122	4,460	10,853
Loss from discontinued operations, net of tax	—	47,217	3,041	50,258
Total adjusted EBITDA	$20,000	$2,188	$(4,987)	$17,201

Three Months Ended February 28, 2021
Net (loss) income	$5,104	$(4,427)	$(6,175)	$(5,498)
Interest expense and loss on debt refinancing, net of interest income	—	136	3,900	4,036
Income tax (benefit) expense	1,612	(1,614)	(56)	(58)
Depreciation and amortization	1,385	830	22	2,237
Total EBITDA	8,101	(5,075)	(2,309)	717
Restructuring and other non-recurring charges (1)	—	2,215	291	2,506
Loss from discontinued operations, net of tax	—	4,033	—	4,033
Total adjusted EBITDA	$8,101	$1,173	$(2,018)	$7,256

Nine Months Ended February 28, 2021
Net (loss) income	$9,708	$(22,356)	$(17,151)	$(29,799)
Interest expense and loss on debt refinancing, net of interest income	—	410	7,278	7,688
Income tax (benefit) expense	3,066	(2,095)	(1,996)	(1,025)
Depreciation and amortization	4,055	2,451	76	6,582
Total EBITDA	16,829	(21,590)	(11,793)	(16,554)
Restructuring and other non-recurring charges (1)	—	2,466	5,268	7,734
Loss from discontinued operations, net of tax	—	21,010	—	21,010
Total adjusted EBITDA	$16,829	$1,886	$(6,525)	$12,190
(1)    During fiscal year 2020, the Company announced a restructuring plan to drive enhanced profitability, focus the business on its strategic assets, and redesign the organization to be the appropriate size to compete and thrive. This included a reduction-in-force, a reduction in leased office spaces, and the sale of non-strategic assets. Related to these continued activities, in the third quarter of fiscal year 2022, the Company incurred (1) $5.9 million of restructuring charges ($8.4 million year to date), primarily related to consulting, legal costs, and lease impairment and (2) $0.9 million ($2.5 million year to date) of certain non-recurring charges, primarily related to potential environmental and compliance matters at Curation Foods’ Avocado Products factory in Silao, Mexico, and other restructuring related legal and consulting costs.